Exhibit 1.2

EXECUTION COPY

SELLING AGENT AGREEMENT

by and among

Ford Motor Credit Company LLC

and the

Agents named herein

May 13, 2011

FORD MOTOR CREDIT COMPANY LLC

Notes Due Nine Months or More from the Date of Issue

Selling Agency Agreement

May 13, 2011

To the Agents listed on

the signature page hereto:

Ford Motor Credit Company LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell up to $5,000,000,000 aggregate principal amount of its Notes Due Nine Months or More from the Date of Issue (the “Notes”).  The Notes will be issued as a series of debt securities pursuant to the indenture dated as of February 1, 1985 as supplemented from time to time (such indenture, together with any indentures supplemental thereto, being herein referred to as the “Indenture”) between the Company and The Bank of New York Mellon as successor to Manufacturers Hanover Trust Company, as trustee (the “Trustee”).

Subject to the terms and conditions contained in this Agreement, the Company hereby (1) appoints each of you as its agent (“Agent”) for the purpose of soliciting offers to purchase Notes in accordance with applicable regulations and with the suitability policies, if any, of each Agent and Selected Dealer, as defined below, and each of you hereby agrees to use reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with Incapital LLC (the “Purchasing Agent”) and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section V hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes from the Company as principal for resale to other Agents or dealers (the “Selected Dealers”), each of whom will purchase Notes from the Purchasing Agent as principal for resale to third parties.  The Company reserves the right to enter into agreements substantially similar hereto with other agents subject to prior notification to the Purchasing Agent of any such agreement.

I.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3 ASR (No. 333-159107) for registration of the offer and sale of various securities, including the Notes, from time to time under the Securities Act of 1933, as amended (the “1933 Act”), and Rule 415 thereunder.  The term “Registration Statement” means, as of any time, the aforementioned registration statement, including any

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document incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and also including the exhibits and schedules thereto, and any prospectus, prospectus supplement and/or pricing supplement deemed or retroactively deemed, in accordance with Rule 430B(f)(2) under the 1933 Act, to be a part thereof at such time that has not been superseded or modified; provided, however, that in the absence of any time reference, such term means the aforementioned registration statement, including any document incorporated by reference therein and any prospectus, prospectus supplement and/or pricing supplement deemed or retroactively deemed, in accordance with Rule 430B(f)(2), to be a part thereof at the time of the first contract of sale for the particular Notes, which time shall be considered the “new effective date” of such registration statement with respect to such Notes within the meaning of Rule 430B(f)(2) of the 1933 Act.  The Registration Statement became effective upon filing with the SEC under Rule 462(e) of the 1933 Act and is an “automatic shelf registration statement” as defined in Rule 405 under the 1933 Act.  The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

The term “Time of Sale Prospectus” means, collectively, (i) the prospectus relating to various securities of the Company, including the Notes, that was included in the Registration Statement at its time of filing, (ii) the prospectus supplement relating to the Notes most recently filed by the Company with the SEC pursuant to Rule 424(b) under the 1933 Act prior to the offer of any particular Notes and (iii) any pricing supplement delivered by the Company to the Purchasing Agent and any other Agents prior to the sale of the particular Notes and filed by the Company with the SEC pursuant to Rule 424(b) under the 1933 Act, including, in each case, any document incorporated by reference therein.

The term “Prospectus” means, collectively, (i) the prospectus relating to various securities of the Company, including the Notes, that was included in the Registration Statement at its time of filing and (ii) the prospectus supplement relating to the Notes most recently filed by the Company with the SEC pursuant to Rule 424(b) under the 1933 Act prior to the offer of any particular Notes.

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included,” “set forth” or “stated” (or other references of like import) in the Registration Statement, Time of Sale Prospectus or Prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Time of Sale Prospectus or Prospectus, as the case may be, prior to the time that the Purchasing Agent has agreed to purchase the particular Notes from the Company; and all references in this Agreement to amendments or supplements to the Registration Statement, Time of Sale Prospectus or Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, Time of Sale Prospectus or Prospectus, as the case may be, at or after the time that the Purchasing Agent has agreed to purchase the particular Notes from the Company.

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II.

The obligations of the Purchasing Agent and the Agents hereunder are subject to the following conditions:

(a)           On the date hereof, the Purchasing Agent and the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to them:

(1)           An opinion of Louis J. Ghilardi, as Managing Counsel — Corporate of Ford Motor Company, or other counsel satisfactory to the Purchasing Agent, in its reasonable judgment, to the effect that:

(i)            The Company is a limited liability company duly formed and is validly existing and in good standing under the laws of the State of Delaware, with the limited liability company power under the laws of such State to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified and in good standing to do business as a foreign limited liability company in the State of Michigan;

(ii)           The Company is formed as set forth in the Registration Statement and the Prospectus, and all the outstanding limited liability interests of the Company have been duly and validly authorized and issued and are owned beneficially by Ford Holdings LLC (“Ford Holdings”), a wholly-owned subsidiary of Ford Motor Company (“Ford”), and except as otherwise disclosed in the Registration Statement and the Prospectus, have not been pledged or otherwise encumbered by Ford Holdings; Ford Holdings has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the limited liability company power under the laws of such State to conduct its business as presently conducted; all the outstanding limited liability company interests of Ford Holdings have been duly and validly authorized and issued and are owned beneficially by Ford, and except as otherwise disclosed in the Registration Statement and the Prospectus, have not been pledged or otherwise encumbered by Ford or any affiliate of Ford;

(iii)          Ford Credit International, Inc. (“Ford Credit International”) and FCE Bank plc (“Ford Credit Europe”) have each been duly incorporated and each is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power under the laws of such jurisdiction to own its properties and conduct its business as presently conducted;

(iv)          Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company;

(v)           The Indenture has been duly authorized, executed and delivered by, and constitutes a valid and binding instrument of, the Company and has been duly qualified under the 1939 Act;

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(vi)          The Notes have been duly authorized by the Company and when duly executed, completed and authenticated in accordance with the Indenture and delivered and paid for as provided in this Agreement and any applicable Terms Agreement will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture;

(vii)         The issue and sale of the Notes and the compliance by the Company with all provisions of the Notes, the Indenture, this Agreement, any applicable Terms Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Company and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Company and its subsidiaries considered as a whole) upon any of the property or assets of the Company, Ford Holdings, Ford Credit International or Ford Credit Europe pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument known to such counsel under which the Company, Ford Holdings, Ford Credit International or Ford Credit Europe is a debtor or a guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company;

(viii)        The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and other accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder;

(ix)           The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the 1933 Act that has been filed with the Commission not earlier than three years prior to the date of any applicable Terms Agreement; the Registration Statement has become effective under the 1933 Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued; no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or in connection with the offering of the Notes has been instituted or threatened by the Commission; the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Applicable Time for the Notes (other than Exhibits 12-A and 12-B to the Registration Statement and the financial statements and other accounting information contained in the Registration Statement or the Prospectus or any further amendments or

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supplements thereto, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder; and the statements in the Registration Statement and the Prospectus in the sections thereof describing the Notes are accurate and fairly present the information required or purported to be shown;

(x)            The Amended and Restated Support Agreement dated as of November 6, 2008 between Ford and the Company has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;

(xi)           The Amended and Restated Support Agreement dated as of September 20, 2004, between Ford Credit Europe and the Company, has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;

(xii)          Such counsel believes that neither the Registration Statement (other than Exhibits 12-A and 12-B thereto and the financial statements and other accounting information contained therein or omitted therefrom, as to which such counsel need express no opinion) nor any amendment thereto, at the time the same became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(xiii)         Such counsel believes that at the date of such opinion the Prospectus (other than the financial statements and other accounting information contained therein or omitted therefrom, as to which such counsel need express no opinion) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xiv)        Such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Registration Statement or the Prospectus or required to be described in the Registration Statement or the Prospectus which is not filed or incorporated by reference or described as required; and

(xv)         Such counsel does not know of any legal or governmental proceedings pending to which the Company, Ford Holdings, Ford Credit International or Ford Credit Europe is a party or of which any property of the Company, Ford Holdings, Ford Credit International or Ford Credit Europe is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, other than as set forth or contemplated in the Registration Statement and the Prospectus and

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other than such proceedings which, in their opinion, will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Company and its subsidiaries considered as a whole.

Such opinion may be made subject to the qualification that the enforceability of the terms of the Indenture, the Notes and those certain agreements referred to in paragraphs (v), (vi), (x) and (xi) of this subsection (a) may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(2)           The opinion of Shearman & Sterling LLP, counsel to the Purchasing Agent and the Agents, in form and substance satisfactory to them.

In giving their opinions required by subsections (a)(1) and (a)(2) Mr. Ghilardi and Shearman & Sterling LLP, respectively, may rely, (A) as to all matters of fact, upon certificates and written statements of officers and other representatives of, and the accountants and other counsel for, the Company or its subsidiaries and (B) as to the qualification and good standing of each of the Company or the Subsidiaries (as defined herein) to do business in any jurisdiction, upon certificates of appropriate governmental officials or opinions of counsel in such jurisdiction, which opinions shall be in the form and substance satisfactory to counsel for the Purchasing Agent and the Agents.

(b)                                 On the date hereof, the Purchasing Agent and the Agents shall have received certificates in form satisfactory to the Purchasing Agent in its reasonable judgment, dated the date hereof, to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the date of such certificate as if made on the date of such certificate; (ii) the Company has duly performed all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to the date of such certificate; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose, pursuant to Rule 401(g)(2) under the 1933 Act or pursuant to Section 8A of the 1933 Act, has been initiated or, to the knowledge of the Company, threatened by the Commission; (iv) as of the date hereof, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (v) as of the date hereof, the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Purchasing Agent or any Agent through the Purchasing Agent expressly for use therein.

(c)                                  On the date hereof, the Purchasing Agent and the Agents shall have received a letter from PricewaterhouseCoopers LLP, dated the date hereof, in form and substance satisfactory to the Purchasing Agent and PricewaterhouseCoopers LLP confirming that they are an independent registered public accounting firm within the meaning of the 1933 Act, the 1934

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Act and the PCAOB and stating the conclusions and findings of such firm with respect to the financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(d)           On the date hereof, counsel to the Purchasing Agent and the Agents shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Purchasing Agent and to counsel to the Purchasing Agent and the Agents.

(e)           The obligations of the Purchasing Agent to purchase Notes from the Company and of the Agents to purchase Notes from the Purchasing Agent in connection with any Terms Agreement are subject to the following further conditions that as of date hereof and as of any Applicable Time or related Settlement Date:  (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; (ii) the Company shall have filed the Pricing Supplement for particular Notes with the SEC in the manner and within the time period required by Rule 424(b) under the 1933 Act; and (iii) there shall not have come to the attention of the Purchasing Agent or any other Agent any facts that would cause such Agent to believe that the Registration Statement, the Time of Sale Prospectus or the Prospectus included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time (except in the case of the Registration Statement), not misleading and (iv) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Company and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, which in any such case makes it impracticable or inadvisable in the reasonable judgment of the Purchasing Agent to proceed with the public offering, sale, delivery or purchase of the Notes on the terms and in the manner contemplated by this Agreement.

If any condition specified in this Section II shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchasing Agent and the applicable Agent or Agents with respect to itself or themselves, respectively, by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the indemnity and contribution agreements set forth in Section VIII hereof, the provisions concerning payment of expenses under Section XIII hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section IX hereof, the provisions relating to governing law and forum set forth in Section XII and the provisions relating to parties set forth in Section XI hereof shall remain in effect.

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III.

In further consideration of the agreements of the Purchasing Agent and the Agents herein contained, the Company covenants as follows:

(a)           The Company will comply in all material respects and to the extent applicable with the 1933 Act, the rules and regulations of the SEC under the 1933 Act (the “1933 Act Regulations”), the 1934 Act, the rules and regulations of the SEC under the 1934 Act (the “1934 Act Regulations”), the 1939 Act and the rules and regulations of the SEC under the 1939 Act (the “1939 Act Regulations”).  The Company will make no amendment or any supplement to the Registration Statement, any Time of Sale Prospectus or the Prospectus after the date of this Agreement and during the period in which a prospectus relating to the Notes is required to be delivered under the 1933 Act (whether physically or through compliance with Rule 172 under the 1933 Act Regulations or any similar rule), prior to having furnished the Purchasing Agent and the Agents with a copy of the proposed form thereof and given the Purchasing Agent and the Agents a reasonable opportunity to review the same (other than any prospectus supplement relating to the offering of other securities); will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus relating to the Notes is required to be delivered under the 1933 Act (whether physically or through compliance with Rule 172 under the 1933 Act Regulations or any similar rule); and during such same period will advise the Purchasing Agent and the Agents, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Time of Sale Prospectus, the Prospectus has been filed or electronically transmitted for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Time of Sale Prospectus, the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Notes or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(b)           The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(c)           The Company will furnish the Purchasing Agent and the Agents with copies of the Registration Statement (excluding exhibits) and copies of the Time of Sale Prospectus and the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Purchasing Agent and the Agents may from time to time reasonably request; and if, after the date of this Agreement and during the period in which a prospectus relating to the Notes is required to be delivered under the 1933 Act (whether physically or through compliance with Rule 172 under the 1933 Act Regulations or any similar rule), either (i) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the

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circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference into the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Purchasing Agent and the Agents promptly to suspend solicitation of purchases of the Notes and forthwith upon receipt of such notice, the Purchasing Agent and each Agent shall suspend its solicitation of purchases of the Notes and shall cease using the Prospectus; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Purchasing Agent and the Agents by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance, will advise the Purchasing Agent and the Agents when they are free to resume such solicitation and will prepare and furnish to the Purchasing Agent and the Agents as many copies as they may reasonably request of such amendment or supplement; and in case the Purchasing Agent and the Agents are required to deliver under the 1933 Act (whether physically or through compliance with Rule 172 under the 1933 Act Regulations or any similar rule), a prospectus relating to the Notes after the nine-month period referred to in Section 10(a)(3) of the 1933 Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the 1933 Act, upon the request of the Purchasing Agent and the Agents, and at its own expense, to prepare and deliver to the Purchasing Agent and the Agents as many copies as they may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the 1933 Act, as the case may be.

(d)           The Company will take such action as the Purchasing Agent shall reasonably request in order to qualify the Notes for offering and sale under the securities laws of such states as the Purchasing Agent and the Agents may designate and will use its best efforts to maintain such qualifications in effect so long as necessary under such laws for the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process in any jurisdiction, and provided further that the expense of maintaining any such qualification more than one year from the date of a particular sale of the Notes to be so qualified shall be at the expense of the Purchasing Agent and the Agents.

(e)           The Company shall not be required to comply with the provisions of subsection (a) or (c) of this Section or the provisions of Section VII(b), (c) or (d) during any period from the time (i) the Agents have suspended solicitation of purchases of the Notes pursuant to a direction from the Company and (ii) the Agents shall not then hold any Notes as principal purchased from the Purchasing Agent to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Purchasing Agent to purchase Notes as principal.

(f)            The Company will make generally available to its securityholders as soon as practicable, but in any event no later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its consolidated subsidiaries complying with Rule 158 under the

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1933 Act and covering a period of at least twelve consecutive months beginning after such effective date.

(g)                                 The Company shall use commercially reasonable efforts in cooperation with the Purchasing Agent and the Agents to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

(h)                                 The Company will prepare, with respect to any Notes to be sold through or to the Purchasing Agent or an Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in substantially the form set forth in Exhibit D hereto (each a “Pricing Supplement”) and will file such Pricing Supplement with the SEC pursuant to Rule 424(b) under the 1933 Act not later than the close of business on the second business day following the earlier of the date of the determination of the offering price for the applicable Notes or the date on which such Pricing Supplement is first used.  If the Purchasing Agent or an Agent has advised the Company that the Purchasing Agent or Agent is relying, in connection with any offering of Notes, upon the exemption from Section 5(b) of the 1933 Act set forth in Rule 172 under the 1933 Act, and the Company is unable to file the applicable Pricing Supplement within the time required under Rule 424 under the 1933 Act, the Company shall file such Pricing Supplement as soon as reasonably practicable thereafter, as contemplated by Rule 172(c)(3).

IV.

(a)                                  The Agents propose to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to the Agents from time to time by the Purchasing Agent.  For the purpose of such solicitations, the Agents will use the Prospectus relating to Notes, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction.  An Agent’s commitment to purchase Notes from the Purchasing Agent as principal shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Unless the context otherwise requires, references herein to “this Agreement” shall include each applicable Terms Agreement.  The Company reserves the right, in its sole discretion, to suspend solicitations of offers to purchase the Notes at any time for any period of time or permanently.  Upon receipt of instructions (which may be given orally) from the Company to the Purchasing Agent and the Agents, the Agents will suspend promptly solicitations of offers to purchase until such time as the Company has advised the Purchasing Agent and the Agents that such solicitation may be resumed.  Notwithstanding the foregoing, neither the Purchasing Agent nor any Agent shall be obligated to resume solicitations of offers to purchase Notes unless the Company has complied with the provisions of Section III(a) in full.

(b)                                 Unless otherwise instructed by the Company, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $1,000 or more (in integral multiples of $1,000).  Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes.  The Company shall have the sole right to accept offers to purchase Notes through you and may reject any proposed offers to purchase Notes as a whole or in part.  The Purchasing Agent and each Agent shall have the right,

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in its discretion, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein.  The Company agrees to pay, without duplication, the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the aggregate principal amount of each Note actually sold by the Company as a result of soliciting offers to purchase by the Purchasing Agent or any Agent, including sales to you as principal as set forth in Exhibit A hereto; provided, however, that the Company and the Purchasing Agent may agree instead to a discount greater than or less than the percentages set forth in Exhibit A hereto.  The actual aggregate discount with respect to each sale of Notes will be set forth in the related Pricing Supplement.  The Purchasing Agent and the Agents or Selected Dealers will share the above-mentioned concession in such proportions as they may agree.  Unless otherwise authorized by the Company, all Notes shall be sold to the public initially at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any.  Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale that is delivered to each purchaser of the related Notes.

(c)                                  Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit B, as amended from time to time (the “Procedures”).  Unless otherwise provided in the applicable Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder.  The Purchasing Agent, the Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures.  The Procedures may only be amended by written agreement of the Company and the Purchasing Agent.

(d)                                 Each of the Company, the Purchasing Agent and the Agents acknowledge and agree, and each Selected Dealer will be required to acknowledge and agree, that the Notes are being offered for sale in the United States only.

V.

Each sale of Notes shall be made in accordance with the terms of this Agreement and a separate agreement in substantially the form attached as Exhibit C (a “Terms Agreement”) to be entered into between the Company and the Purchasing Agent, which will provide for the sale of such Notes by the Company to, and the purchase and reoffering thereof by, the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent.  The offering of Notes by the Company hereunder and the Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or interest rate index (and whether such interest rate shall be fixed or floating), the interest payment dates, the maturity date, whether the Notes provide for a Survivor’s Option (as such term is defined in the Prospectus), whether the Notes are redeemable or otherwise repayable and, if so, on what terms and conditions, the net proceeds to the Company, the initial public offering price, if any, at which the Notes are proposed to be

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reoffered, and the time, the Settlement Date and place of delivery of and payment for such Notes, and any other relevant terms.  In connection with the resale of the Notes purchased, without the consent of the Purchasing Agent, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may any Agent reallow any portion of the discount paid to it.  Terms Agreements, each of which shall be substantially in the form of Exhibit C hereto, or as otherwise agreed to by the Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

VI.

(a)                                  The Company represents and warrants to the Purchasing Agent and the Agents as of the date hereof, as of the date of each offer for the purchase of Notes, as of the date of each acceptance by the Company of an offer for the purchase of Notes (including each applicable Terms Agreement), as of the Applicable Time, as of each Settlement Date, and as of any time that the Registration Statement, the Time of Sale Prospectus or the Prospectus shall be amended or supplemented (other than any Current Report on Form 8-K relating exclusively to the issuance of other securities under the Registration Statement), as follows:

(1)                                  The Registration Statement has been filed with the Commission, became effective upon filing under Rule 462(e) under the 1933 Act and is an “automatic shelf registration statement” as defined in Rule 405 under the 1933 Act; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the 1933 Act objecting to the use of the automatic shelf registration statement form; and no stop order suspending the effectiveness of any such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission;

(2)                                  Other than any Time of Sale Prospectus, the Prospectus, and any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, the Company (including its agents and representatives, other than Agents in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy any Notes (an “issuer free writing prospectus”);

(3)                                  At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Purchasing Agent and the applicable Agent(s) pursuant to Rule 430B(f)(2) under the 1933 Act, the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations under the 1933 Act;

(4)                                  The Time of Sale Prospectus and the Prospectus and each amendment or supplement thereto, if any, at the time the same was or is issued and at the Settlement Date, complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act regulations;

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(5)                                  The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, and any further documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder;

(6)                                  (i) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Purchasing Agent and the applicable Agent(s) pursuant to Rule 430B(f)(2) under the 1933 Act, the Registration Statement did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Applicable Time, the Time of Sale Prospectus will not contain any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) at the Applicable Time and the Time of Delivery, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company the Purchasing Agent or by any Agent through the Purchasing Agent expressly for use in the Registration Statement, the Time of Sale Prospectus or in the Prospectus relating to such Notes;

As used in this subclause and elsewhere in this Agreement:

“Applicable Time” means, with respect to a particular offering and sale of Notes, such time and date indicated in the applicable Terms Agreement, or if there is no applicable Terms Agreement, the time and date of the acceptance by the Company of an offer for the purchase of Notes;

(7)                                  When the Registration Statement became effective the Indenture was, and at all times thereafter the Indenture has been and will be, duly qualified under the 1939 Act, and when the Registration Statement became effective the Indenture conformed, and at all times thereafter the Indenture has conformed and will conform, in all material respects to the requirements of the 1939 Act;

(8)                                  The Company is a limited liability company duly formed and is validly existing and in good standing under the laws of the State of Delaware; Ford Holdings has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; and each has the limited liability company power and authority, and has all licenses, permits, orders and other governmental and regulatory approvals, to own or lease its properties and conduct its business in the jurisdictions in which such business is transacted as described in the Registration

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Statement and the Prospectus with only such exceptions as are not material to the business of Ford Holdings, the Company and its subsidiaries considered as a whole;

(9)                                  Each of Ford Credit International and Ford Credit Europe has been duly incorporated and is validly existing as a corporation, and, where applicable, is in good standing, under the laws of the jurisdiction of its incorporation, with corporate power under the laws of such jurisdiction to own its properties and conduct its business as presently conducted;

(10)                            This Agreement has been duly authorized, executed and delivered on behalf of the Company; upon execution and delivery of each applicable Terms Agreement by the Company, such Terms Agreement shall have been duly authorized, executed and delivered on behalf of the Company and, when executed and delivered by the Purchasing Agent, will be a valid and legally binding agreement of the Company in accordance with its terms; at the applicable Settlement Date, the Notes shall be duly authorized, and, when such Notes are authenticated as contemplated by the Indenture and issued and delivered in accordance with this Agreement and the applicable Terms Agreement applicable to such Notes and will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company in accordance with their terms and will be entitled to the benefits provided by the Indenture, which will be substantially in the form included as an exhibit to the Registration Statement; and the Indenture has been duly authorized by the Company, and, as executed and delivered by the Company and the Trustee, constitutes a valid and legally binding instrument of the Company in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(11)                            There is no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body having jurisdiction over the Company which is required for, and the absence of which would materially affect, the issue and sale of any Notes as contemplated by this Agreement or the execution, delivery or performance of the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under the securities or Blue Sky laws of any jurisdiction in connection with the offering of the Notes by the Purchase Agent and the Agents;

(12)                            PricewaterhouseCoopers LLP, who have certified certain of the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is, to the best knowledge of the Company, an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States);

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(13)                            The Amended and Restated Support Agreement dated as of November 6, 2008 between Ford and the Company has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;

(14)                            The Amended and Restated Support Agreement dated as of September 20, 2004 between the Company and Ford Credit Europe has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;

(15)                            (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the particular Notes in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act, including not having been an “ineligible issuer” as defined in Rule 405 of the 1933 Act; and (B) at the time of filing Registration Statement No. 333-159107, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the particular Notes and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(b)                                 Any certificate signed by any officer of the Company and delivered to the Purchasing Agent or to counsel for the Purchasing Agent and the Agents in connection with an offering of Notes or the sale of Notes to the Purchasing Agent as principal shall be deemed a representation and warranty by the Company to the Purchasing Agent and the Agents as to the matters covered thereby on the date of such certificate and at each date referenced in the first paragraph of clause (a) above subsequent thereto.

VII.

The Company covenants and agrees with the Purchasing Agent and the Agents that:

(a)                                  Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes, shall be deemed to be an affirmation that the representations and warranties of the Company contained herein or in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement, the Time of Sale Prospectus and Prospectus as amended and supplemented to each such time).

(b)                                 Each time that:

(1)                                  the applicable Terms Agreement so specifies;

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(2)                                  the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC;

(3)                                  the Company files a Current Report on Form 8-K required by Item 2.01 of Form 8-K with the SEC; or

(4)                                  if requested upon reasonable advance notice by the Purchasing Agent or the Agents after the Registration Statement, the Time of Sale Prospectus or the Prospectus has otherwise been, or is to be, amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or which relates to an offering of securities other than the Notes);

the Company shall furnish or cause to be furnished forthwith to the Purchasing Agent and the Agent(s) a certificate, dated the date so specified in such Terms Agreement, the date of filing with the SEC of such document or the date of the issuance of such other amendment or supplement, as the case may be, in form reasonably satisfactory to the Purchasing Agent, to the effect that the statements contained in the certificate referred to in Section II(b) hereof which was last furnished to the Purchasing Agent and the Agents are true and correct at the date specified in such Terms Agreement, the date of such filing or the date of such issuance as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate substantially similar to the certificate referred to in Section II(b) hereof, modified as necessary to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(c)                                  Each time that:

(1)                                  the applicable Terms Agreement so specifies;

(2)                                  the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC;

(3)                                  the Company files a Current Report on Form 8-K required by Item 2.01 of Form 8-K with the SEC; or

(4)                                  if reasonably requested upon reasonable advance notice by the Purchasing Agent or the Agents after the Registration Statement, the Time of Sale Prospectus or the Prospectus has otherwise been, or is to be, amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or which relates to an offering of securities other than the Notes);

the Company shall furnish or cause to be furnished forthwith to the Purchasing Agent and the Agent(s), the written opinion of counsel to the Company referred to in Section II(a)(1), or other counsel satisfactory to the Purchasing Agent, dated the date so specified in such Terms

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Agreement, the date of filing with the SEC of such document or the date of the issuance of such other amendment or supplement, as the case may be, in form and scope reasonably satisfactory to the Purchasing Agent, of the same tenor as the opinion referred to in Section II(a)(1) but modified, as necessary, to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Purchasing Agent and the Agents shall furnish the Purchasing Agent and the Agent(s) with a letter substantially to the effect that the Purchasing Agent and the Agent(s) may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d)                                 Each time that:

(1)                                  the Company accepts a Terms Agreement requiring such updating provisions;

(2)                                  the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus;

(3)                                  the Company files a Current Report on Form 8-K that includes financial information or statements; or

(4)                                  if reasonably requested upon reasonable advance notice by the Purchasing Agent or the Agents and the Registration Statement, the Time of Sale Prospectus or the Prospectus has otherwise been, or is to be, amended or supplemented to include financial information or financial statements;

the Company shall cause PricewaterhouseCoopers LLP, or other independent accountants reasonably satisfactory to the Purchasing Agent, forthwith to furnish the Purchasing Agent and the Agents a letter (or, in the case of subsection (3) above, a letter furnished by PricewaterhouseCoopers LLP or a certificate furnished by the Company), dated the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Settlement Date, as the case may be, in form and substance satisfactory to the Purchasing Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the 1933 Act, the 1934 Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.  In addition, if reasonably requested upon reasonable advance notice by the Purchasing Agent or the Agents, the Company shall be available to discuss the contents of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K that includes financial information or statements, as the case may be.

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VIII.

(a)                      The Company will indemnify and hold harmless the Purchasing Agent and each Agent with respect to the applicable Notes against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject with respect to such Notes, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including without limitation the Rule 430B Information, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus, or any amendment or supplement thereto with respect to such Notes, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchasing Agent and each such Agent for any legal or other expenses reasonably incurred by the Purchasing Agent and each such Agent in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by the Purchasing Agent or any Agent  through the Purchasing Agent expressly for use therein.

The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchasing Agent or any Agent within the meaning of the 1933 Act.

(b)                     The Purchasing Agent and each Agent with respect to the applicable Notes, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject with respect to such Notes, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including without limitation the Rule 430B Information, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus, or any amendment or supplement thereto with respect to such Notes, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents in reliance upon and in conformity with written information furnished to the Company by the Purchasing Agent or such Agent through the Purchasing Agent expressly for use therein; and will reimburse the Company for any legal fees or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

The indemnity agreement in this subsection (b) shall be in addition to any liability which the Purchasing Agent and the Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

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(c)                      Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subsection to such indemnified party unless such indemnifying party shall have received other notice addressed and delivered in the manner provided in Section X hereof of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d)                                 If the indemnification provided for in this Section VIII is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, the Purchasing Agent or each relevant Agent on the other, from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand, the Purchasing Agent or each relevant Agent on the other, of the Notes on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand, the Purchasing Agent or each relevant Agent on the other, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasing Agent or each such Agent (without duplication).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Purchasing Agent or each such Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Purchasing Agent and the Agents agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasing Agent and/or one or more of the Agents were treated as

19

one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), neither the Purchasing Agent nor any Agent shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Purchasing Agent or such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of the Purchasing Agent and the Agents of Notes in this subsection (d) to contribute are several in proportion to their respective purchasing obligations with respect to such Notes and not joint.

The indemnity agreements contained herein shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any Agent Indemnified Parties, and shall survive the delivery of the Notes to the Purchasing Agent and the Agent.

IX.

The Company may elect to suspend or terminate the offering of Notes under this Agreement at any time; the Company also (as to the Purchasing Agent or any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement.  Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement.  Action to suspend or terminate the offering of Notes under this Agreement may be taken, in the case of the Company, by giving prompt written notice of suspension to the Purchasing Agent and all of the Agents and by giving not less than five (5) days’ written notice of termination to the Purchase Agent and all of the Agents or, in the case of the Purchasing Agent or an Agent, by giving not less than five (5) days’ written notice of termination to the Company except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his/her agent of the Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Notes. The Company shall promptly notify the other parties in writing of any such termination.  Action to terminate the appointment of an Agent may be taken by the Company by giving not less than five (5) days’ written notice of termination to the Purchasing Agent and the affected Agent.

The Purchasing Agent may, and upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any Terms Agreement hereunder by the Purchasing Agent to purchase such Notes from the Company, immediately upon notice to the Company at any time at or prior to the Settlement Date relating thereto, if (A) a declaration of a general moratorium on commercial banking activities in the United States by the authorities that

20

govern such banking systems or a material disruption in the securities settlement or clearance systems in the United States, which moratorium or disruption remains in effect and which, in the Purchasing Agent’s reasonable judgment, substantially impairs the ability of the Purchasing Agent and the Agents to settle the transaction involving such Notes; provided that the exercise of such judgment shall take into account the availability of alternative means for settlement and the likely duration of such moratorium or disruption with the understanding that if the United States Securities and Exchange Commission or, with respect to a United States banking moratorium, the Board of Governors of the Federal Reserve System, has unequivocally stated prior to the Applicable Time that the resumption of such systems will occur within 3 business days of the scheduled Applicable Time for such Notes, the ability to settle the transaction shall not be deemed to be substantially impaired or (B) the United States shall have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war by the governmental authorities empowered to make such declaration, which makes it impracticable or inadvisable, in the Purchasing Agent’s reasonable judgment, to proceed with the public offering, sale or the delivery of such Notes on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus; or (iii)(A) any suspension or limitation on trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or market system, (B) any suspension of trading of any securities of Ford on any exchange or in the over-the-counter market or (C) any material outbreak or material escalation of hostilities involving the engagement of armed conflict in which the United States is involved or any other substantial national or international calamity or emergency or (D) any material adverse change in the general economic, political, legal, tax, regulatory or financial conditions or currency exchange rates in the United States (whether resulting from events within or outside of the United States) which, in the Purchasing Agent’s view has caused a substantial deterioration in the price and/or value of such Notes, that, in the case of clause (A), (B), (C) or (D), in the mutual reasonable determination of the Purchasing Agent and the Company, makes it impracticable or inadvisable to proceed with the public offering or the delivery of such Notes on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

Any Terms Agreement shall be subject to termination on the terms set forth or incorporated by reference therein.  The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

If this Agreement is terminated, Section III(b), Section VIII, Section XI, Section XII and Section XIII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Section III, Section IV(b) and Section V shall also survive until time of delivery.

If this Agreement shall be terminated by you (a) because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of the Agreement, or (b) if for any reason the Company shall become unable to perform its obligations under this Agreement, except for the reasons set forth in the second paragraph of this Section IX, the Company agrees to reimburse you for all out-of-pocket expenses (including fees and

21

expenses of your counsel) reasonably incurred by you in connection with the proposed offer and sale of the Notes.

X.

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to the Purchasing Agent or an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to the Purchasing Agent or such Agent at its address, telex or facsimile number set forth on Annex A hereto and if to the Company shall be sufficient in all respects if delivered or sent by telex, facsimile transmission (confirmed in writing) or registered mail to the Company at the address specified below.  All such notices shall be effective on receipt.

If to the Company:

Ford Motor Credit Company LLC

One American Road

Dearborn, Michigan  48126

Attention:  Peter J. Sherry, Jr., Secretary

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

XI.

This Agreement shall be binding upon the Purchasing Agent, the Agents and the Company, and shall inure solely to the benefit of the Purchasing Agent, the Agents and the Company and any other person expressly entitled to indemnification or contribution hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.  No purchaser of Notes from the Purchasing Agent or any Agent shall be deemed to be a successor by reason merely of such purchase.

XII.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

XIII.

The Company will pay, without duplication, the following expenses incident to the performance of its obligations under this Agreement:  (i) the preparation and filing of the Registration Statement as originally filed and any amendments or supplements thereto and any Pricing Supplements and delivery of copies thereof to the Purchasing Agent and the Agents; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of counsel

22

for the Company in connection with the establishment of the program relating to the Notes and the transactions contemplated hereby, of the independent public accountants of the Company, of the Trustee and its counsel and of any paying, calculation or other agents appointed by the Company; (iv) the preparation, printing and delivery to the Purchasing Agent and the Agents in quantities as hereinabove stated of copies of the Time of Sale Prospectus, the final term sheets referenced in Section III(p) and the Prospectus and any amendments or supplements thereto; (v) if the Company lists Notes on a securities exchange or market, the costs and fees of such listing, as well as the costs and fees of The Depository Trust Company; (vi) the cost of providing CUSIP or other identification numbers for the Notes; (vii) all reasonable expenses (including fees and disbursements of Shearman & Sterling LLP) in connection with “Blue Sky” or FINRA matters; and (ix) any fees charged by nationally recognized statistical rating organizations for the rating of the Notes.

XIV.

The Company acknowledges and agrees that:  (i) the purchase and sale of the Notes pursuant to this Agreement or any Terms Agreement, including the determination of any initial public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Purchasing Agent and the Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each of the Purchasing Agent and the Agents is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Company, or any of its affiliates, stockholders, creditors or employees; (iii) neither the Purchasing Agent nor any Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby (irrespective of whether the Purchasing Agent or any such Agent has advised or is currently advising the Company on other matters) and neither the Purchasing Agent nor any Agent has any obligation to the Company with respect to any offering and sale of Notes except the obligations expressly set forth in this Agreement or any Terms Agreement; (iv) the Purchasing Agent and the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Purchasing Agent and the Agents have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Purchasing Agent and the Agents have not provided any legal, accounting, business, regulatory or tax advice with respect to any offering and sale of Notes and the Company has consulted its own advisors to the extent it deemed appropriate.

*     *    *

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Company and you.

Very truly yours,

FORD MOTOR COMPANY LLC

By:	/s/ David M. Brandi
	Name:	David M. Brandi
	Title:	Vice President and Assistant Treasurer

Selling Agent Agreement Signature Page

Confirmed and accepted
as of the date first above written:

INCAPITAL LLC

By:	/s/ A. Brad Busscher
	Name:	A. Brad Busscher
	Title:	General Counsel

Selling Agent Agreement Signature Page

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	/s/ Matthew Basler
	Name:	Matthew Basler
	Title:	Managing Director

Selling Agent Agreement Signature Page

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden
	Name:	Jack D. McSpadden
	Title:	Managing Director

Selling Agent Agreement Signature Page

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Michael Borut
	Name:	Michael Borut
	Title:	Executive Director

Selling Agent Agreement Signature Page

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

Selling Agent Agreement Signature Page

WELLS FARGO ADVISORS, LLC

By:	/s/ Kristin Maher
	Name:	Kristin Maher
	Title:	Senior Vice President

Selling Agent Agreement Signature Page

ANNEX A

AGENT CONTACT INFORMATION

Incapital LLC
200 South Wacker Drive
Suite 3700
Chicago, Illinois 60606
Attention: Brian Walker, Head of Capital Markets
Telephone: (312) 379-3700
Fascimile: (312) 379-3701

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Attention: Medium-Term Note Desk

Telephone: (646) 855-6433

Fascimile: (646) 855-0116

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: Transaction Execution Group

Telephone: (212) 816-1135

Facsimile: (646) 291-5209

Morgan Stanley & Co. Incorporated

1585 Broadway, Floor 04
New York, NY 10036
Attention: Michael Borut

Phone: (212) 761-2209
Facsimile: (212) 507-2926
Email: RETAILSYNDICATE@MORGANSTANLEY.COM

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: Scott G. Primrose

Telephone: (212) 618-7706

Fascimile: (212) 658-6137

Annex A-1

Wells Fargo Advisors, LLC

One North Jefferson Avenue

St. Louis, MO 63103

Attention: Julie Perniciaro

Telephone: (314) 875-5000

Fascimile: (314) 875-8853

Annex A-2

EXHIBIT A

CONCESSIONS SCHEDULE

The following discounts are payable as a percentage of the aggregate principal amount of each Note sold through the Purchasing Agent.

9 months to less than 18 months	0.400%
18 months to less than 24 months	0.575%
24 months to less than 30 months	0.750%
30 months to less than 42 months	1.125%
42 months to less than 54 months	1.300%
54 months to less than 66 months	1.700%
66 months to less than 78 months	1.875%
78 months to less than 90 months	1.950%
90 months to less than 102 months	2.200%
102 months to less than 114 months	2.350%
114 months to less than 126 months	2.550%
126 months to less than 138 months	2.650%
138 months to less than 150 months	2.750%
150 months to less than 162 months	2.900%
162 months to less than 174 months	3.050%
174 months to less than 186 months	3.450%
186 months to less than 198 months	3.550%
198 months to less than 210 months	3.650%
210 months to less than 222 months	3.750%
222 months to less than 234 months	3.850%
234 months to less than 360 months	3.950%
360 months or greater	4.000%

Exhibit A-1

EXHIBIT B

FORD MOTOR CREDIT COMPANY LLC

Notes Due Nine Months or More from the Date of Issue

ADMINISTRATIVE PROCEDURES

The Notes Due Nine Months or More From Date of Issue (the “Notes”) are offered on a continuing basis by Ford Motor Credit Company LLC (the “Company”). The Notes will be offered by Incapital LLC (the “Purchasing Agent”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., RBC Capital Markets, LLC and Wells Fargo Advisors, LLC (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Company, the Purchasing Agent and the Agents (the “Selling Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agreement as Exhibit C (each a “Terms Agreement”).  The Notes are being sold by the Company to the Purchasing Agent as principal for resale to (i) the Agents and (ii) to selected broker-dealers (the “Selected Dealers”) pursuant to a Master Selected Dealers Agreement (a “Dealers Agreement”) attached hereto as Schedule A, in each case for distribution to their customers.  The Agents have agreed to use their reasonable best efforts to solicit purchases of the Notes in accordance with applicable regulations and with the suitability policies, if any, of each Agent and Selected Dealer.  The Notes will be issued as a series of debt securities pursuant to the indenture dated as of February 1, 1985 (such indenture, together with any indentures supplemental thereto, being herein referred to as the “Indenture”) between the Company and The Bank of New York Mellon as successor to Manufacturers Hanover Trust Company, as trustee (the “Trustee”).  Pursuant to the terms of the Indenture, the Trustee also will serve as authenticating agent, issuing agent and paying agent.

Each tranche of Notes will be issued in book-entry only form and represented by one or more fully registered global notes without coupons (each, a “Global Note”) held by the Trustee, as agent for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC.  Each Global Note will have the interest rate (which may be fixed or floating), maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agreement).  Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture, the Time of Sale Prospectus and the Prospectus (each defined in the Selling Agreement).

Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Purchasing Agent, the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Purchasing Agent, the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Exhibit B-1

Notes will be issued in accordance with the administrative procedures set forth herein.  To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agreement, the Time of Sale Prospectus or the Prospectus, the relevant provisions of the Notes, the Indenture, the Selling Agreement, the Time of Sale Prospectus and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agreement, the Prospectus in the form most recently filed with the SEC pursuant to Rule 424 of the 1933 Act or in the Indenture.

Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”) and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).  The procedures set forth below may be modified in compliance with DTC’s then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.  Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as “Fixed Rate Notes.”  Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes.”

Maturities:

Each Note will mature on a date (the “Stated Maturity Date”) not less than nine months after the date of delivery by the Company of such Note.  Notes will mature on any date selected by the initial purchaser and agreed to by the Company. “Maturity Date”, when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Stated Maturity Date or by acceleration, call for redemption, notice for repayment (including exercise of a Survivor’s Option) or otherwise.

Issuance:	All Notes having the same terms will be represented initially by one or more Global Notes. Each Global Note will be dated and issued as of the date of its authentication by the Trustee.

Each Global Note will bear an original issue date (the “Original Issue Date”).  The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Identification Numbers:

The Company has received from the CUSIP Service Bureau (the “CUSIP Service Bureau”) of Standard & Poor’s Ratings Services (“Standard & Poor’s”) a series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes.  The Company will provide the Purchasing Agent, DTC and the Trustee with a list of such CUSIP numbers.  On behalf of the Company,

Exhibit B-2

the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B”.  DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes.  The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Purchasing Agent, the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:

Unless otherwise specified by DTC, Global Notes will be issued only in fully registered form without coupons.  Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture by the Trustee.  The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants.  The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:

Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:

The Trustee, at the Company’s request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same terms (except that Original Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note, and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note.  Upon receipt of such a notice, DTC will send to its participants (including the issuing Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the

Exhibit B-3

CUSIP numbers of the Global Notes to be exchanged will no longer be valid.  On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

Denominations:

Unless otherwise agreed by the Company, Notes will be issued in denominations of $1,000 or more (in integral multiples of $1,000).  Global Notes will be denominated in principal amounts not in excess of $500,000,000 or any other limit set by DTC.

Issue Price:	Unless otherwise specified in an applicable Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:

General.  Each Note will bear interest at either a fixed or floating rate, as specified therein and in the applicable Pricing Supplement.  Except as otherwise indicated in the terms of the Note or in the applicable Pricing Supplement, interest on each Note will accrue from the Original Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods.  Except as set forth hereafter, each payment of interest on a Note will include interest accrued to, but excluding, as the case may be, the applicable Interest Payment Date or the Maturity Date.

Each pending deposit message described under Settlement Procedure “C” below will be routed to Standard & Poor’s, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor’s.

Each Note will bear interest from, and including, its Original Issue Date at the fixed rate per annum, or pursuant to the interest rate formula, as the case may be, set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full.  Unless otherwise specified in the Prospectus, interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and the Maturity Date.  Interest will be payable to the person in whose name a Notes is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable on the Maturity Date will be payable to the person to whom principal shall be payable.

The interest rates that the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time

Exhibit B-4

to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

The Interest Payment Dates, the Regular Record Dates with respect to any Interest Payment Date and the Maturity Date shall be as specified in the Prospectus.  Payments of interest shall be subject to the business day convention specified in the Prospectus.

Payments of Principal, Premium and Interest:

Payments of Principal and Interest.  Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts.  DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s.  On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.”

Payments on the Maturity Date.  On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Notes maturing or subject to redemption or repayment in the following month.  The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note.  On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment.”  Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Company.

Manner of Payment.  The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or the Maturity Date shall be paid by the Company to the Trustee in immediately available funds on such date.  The Company will make such payment on such Global Notes to an account specified by the Trustee.  Prior to 10:00 a.m. (New York City time), on the Maturity Date or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the

Exhibit B-5

Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date.  On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC.  Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC.  Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes.  The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate Setting and Posting:

The Company and the Purchasing Agent will discuss, from time to time, the aggregate principal amount, the maturities and redemption and repayment provisions, the issue price and the interest rates or formulas and spreads to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents.  If the Company decides to set interest rates or formulas and spreads to be borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest terms to be referred to herein as “Posting”) or if the Company decides to change interest rates or formulas and spreads previously posted by it, it will promptly advise the Purchasing Agent of the prices and interest terms to be posted.  For the avoidance of doubt, the Company will, in its sole discretion, determine whether a Posting will be made and which terms will be included in such Posting.

The Purchasing Agent will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Company and the Trustee of said assignment by telephone and/or by telecopier or other form of electronic transmission.  The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Agents and Selected Dealers.

Offering of Notes:

In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selected Dealers the aggregate principal amount, maturities and redemption and repayment provisions and interest terms to be borne by each tranche of Notes that is the subject of the Posting.  Thereafter, the Agents and the Selected Dealers

Exhibit B-6

will solicit offers to purchase the Notes accordingly.

Purchase of Notes by the Purchasing Agent:

The Purchasing Agent will, as soon as practicable after 2:00 p.m. (New York City time), on the seventh day subsequent to the day on which such Posting occurs, or if such seventh day is not a Business Day on the succeeding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Purchasing Agent (any such day, a “Trade Day”), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the principal amount of each tranche of Notes that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance and Rejection of Orders:

Unless otherwise agreed by the Company and the Purchasing Agent, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part.  Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion.  No order for less than $1,000 principal amount of Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part.  The Purchasing Agent will thereafter promptly inform the Agents and participating Selected Dealers of the action taken by the Company.

Preparation of Pricing Supplement:

If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement to the Purchasing Agent and the Trustee reflecting the terms of such Note and will file such Pricing Supplement with the SEC in accordance with the applicable paragraph of Rule 424(b) under the 1933 Act. The parties acknowledge that pricing and price-dependent information may, of necessity, appear only in the final Pricing Supplement and not in any preliminary pricing supplement. The Company shall use its reasonable best efforts to send such Pricing Supplement by email or telecopy to the Purchasing Agent and the Trustee by 3:00 p.m.  (New York City time), on the applicable Trade Day.  The Purchasing Agent shall send such Pricing Supplement and the Prospectus, or shall give notification that such documents have been filed with the Securities Exchange Commission, by email or telecopy or overnight express (for delivery by the close of business on the applicable Trade Day, but in no event later than 11:00 a.m., New York City time, on the Business Day following

Exhibit B-7

the applicable Trade Day) to each Agent and each Selected Dealer which made or presented the offer to purchase the applicable Note and the Trustee at the following applicable address:

if to Incapital LLC, to:

200 South Wacker Drive

Suite 3700

Chicago, Illinois 60606

Attention: Brian Walker, Head of Capital Markets

Telephone: (312) 379-3700

Facsimile: (312) 379-3701

if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, to:

One Bryant Park

New York, New York 10036

Attention: Medium-Term Note Desk

Telephone: (646) 855-6433

Facsimile: (646) 855-0116

if to Citigroup Global Markets Inc., to:

388 Greenwich Street

New York, New York 10013

Attention: Transaction Execution Group

Telephone: (212) 816-1135

Facsimile: (646) 291-5209

if to Morgan Stanley & Co. Incorporated, to:

Morgan Stanley & Co. Incorporated

1585 Broadway, Floor 04

New York, NY  10036

Attention: Michael Borut

Phone: (212) 761-2209

Facsimile:  (212) 507-2926

if to RBC Capital Markets, LLC, to:

Hard copies of  prospectuses or  pricing supplements should be mailed to:

Broadridge Financial Solutions

Attn: Receiving

1155 Long Island Avenue

Edgewood, NY 11717

Phone: (631) 274-8321

Exhibit B-8

Electronic versions should be sent to;

Email: Sabrina.Neat@broadridge.com; paul.rich@rbc.com

if to Wells Fargo Advisors, LLC, to:

One North Jefferson Avenue

St. Louis, MO 63103

Attention: Julie Perniciaro

Telephone: (314) 875-5000

Facsimile: (314) 875-8853

For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or telecopied to: The Bank of New York Mellon as Trustee
Corporate Trust Administration 101 Barclay Street - 8W New York, NY 10286 Attention: Mary Miselis Telephone: (212) 815-4812 Facsimile: (212) 815-5704

Each such Agent or Selected Dealer, in turn, pursuant to the terms of the Selling Agreement and the Dealers Agreement, will cause to be delivered a copy of the Prospectus (including the applicable Pricing Supplement), or, in lieu thereof, a notice to the effect that the sale was made pursuant to a registration statement or in a transaction in which a Prospectus would have been required to have been delivered in the absence of Rule 172 under the 1933 Act, to each purchaser of Notes from such Agent or Selected Dealer.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:

Subject to “Suspension of Solicitation; Amendment or Supplement” below, the Agents will deliver or otherwise make available the Prospectus (including the applicable Pricing Supplement) as herein described with respect to each Notes sold by it.

For each offer to purchase a Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent and Selected Dealer the terms of such Notes, the principal amount of Notes being purchased by such Agent or Selected Dealer and other applicable details described above, delivery and payment

Exhibit B-9

instructions and the information required by Rule 173 under the 1933 Act, with a copy to the Company.

In addition, each Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Notes the Prospectus (including the applicable Pricing Supplement) in relation to such Notes to any purchaser of the Notes who so requests.

Settlement:

The receipt of immediately available funds by the Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute “Settlement” with respect to such Notes. All orders accepted by the Company will be settled within three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:

In connection with a purchase of Notes by the Purchasing Agent, appropriate Settlement details will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and, the Company. Settlement Procedures with regard to each Note sold to the Purchasing Agent by the Company shall be as follows:

A.

After the oral acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will prepare and deliver to the Company for execution the Terms Agreement containing the following details of the terms of the Notes to be purchased by the Purchasing Agent:

		1.	Principal amount of Notes being purchased;

		2.	Interest:

			(a)	Fixed Rate Notes:

				(i)	interest rate;

				(ii)	interest payment date, if other than as specified in the Prospectus Supplement; and

				(iii)	the regular record date, if other than as specified in the Prospectus Supplement.

			(b)	Floating Rate Notes:

Exhibit B-10

	(i)	interest rate index;

	(ii)	initial interest rate;

	(iii)	spread or spread multiplier, if any;

	(iv)	interest reset dates;

	(v)	interest reset period;

	(vi)	interest payment dates;

	(vii)	interest payment period;

	(viii)	index maturity;

	(ix)	maximum or minimum interest rate, if any;

	(x)	calculation date;

	(xi)	interest determination date; and

	(xii)	record date.

3.	Interest Payment Frequency;

4.	Applicable Time;

5.	Settlement Date;

6.	Stated Maturity Date;

7.	Price to Public;

8.	Purchasing Agent’s commission determined pursuant to Section IV(b) of the Selling Agreement;

9.	Net proceeds to the Company;

10.	Regular Record Dates;

11.	Trade Day;

12.	If a Note is redeemable by the Company or repayable by the Notes holder, such of the following as are applicable:

Exhibit B-11

(a) The date on and after which such Note may be redeemed/repaid (the “Redemption/Repayment Commencement Date”),

(b) Initial redemption/repayment price (% of par), and

(c) Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;

	13.	Whether a Note has a Survivor’s Option;

	14.	If a discount Note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

	15.	The CUSIP number; and

	16.	Such other terms as are necessary to complete the applicable form of Note.

B.

The Company will confirm the acceptance of the offer to purchase Notes by executing the Terms Agreement and forwarding it to the Purchasing Agent and the Trustee by telecopier or other form of electronic transmission. Each such acceptance by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee, the Purchasing Agent and the Agents that (i) the applicable Notes are then, duly authorized by the Company, as the case may be; (ii) such Notes, and the Global Note representing such Notes, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such Notes, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized at such time by the Company, as the case may be.

C.	The Trustee will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System a pending deposit message specifying the following Settlement information for the Notes:

Exhibit B-12

	1.	The information received in accordance with Settlement Procedure “A”.

	2.	The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

	3.	Identification as a Fixed Rate Note or a Floating Rate Note.

4.

The initial Interest Payment Date for such Notes, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

	5.	The CUSIP number of the Global Note representing such Notes.

	6.	Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

D.	DTC will credit the Notes to the participant account of the Trustee maintained by DTC.

E.	The Trustee will complete and deliver a Global Note representing such Notes in a form that has been approved by the Company, the Purchasing Agent, the Agents and the Trustee.

F.	The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

G.

The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit the Notes to the Trustee’s participant account and credit such Notes to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC in an amount equal to the price of such Notes less the Purchasing Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Notes has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

H.	The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit

Exhibit B-13

the Notes to the Purchasing Agent’s participant account and credit such Notes to the participant accounts of the Participants to whom such Notes are to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC in an amount equal to the price of such Notes less the agreed upon commission so credited to their accounts.

	I.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J.

The Trustee will credit or wire transfer to an account of the Company specified from time to time by the Company funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “G”.

	K.	The Trustee will send a copy of the Global Note representing such Notes by first-class mail to the Company.

L.

Each Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser.

M.

At the request of the Company, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:	Settlement Procedures “A” through “M” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

	Settlement Procedure	Time
	A	4:00 p.m. on the Trade Day.
	B	5:00 p.m. on the Trade Day.
	C	2:00 p.m. on the Business Day immediately preceding the Settlement Date.
	D	10:00 a.m. on the Settlement Date.
	E	12:00 p.m. on the Settlement Date.

Exhibit B-14

	F	12:30 p.m. on the Settlement Date.
	G-H	2:00 p.m. on the Settlement Date.
	I	4:45 p.m. on the Settlement Date.
	J-L	5:00 p.m. on the Settlement Date.
	M	At the request of the Company.

NOTE: The Prospectus as most recently amended or supplemented, or, in lieu thereof, a notice to the effect that the sale was made pursuant to a registration statement or in a transaction in which a Prospectus would have been required to have been delivered in the absence of Rule 172 under the 1933 Act, must accompany or precede any written confirmation given to the customer (Settlement Procedure “L”). Settlement Procedure “I” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Notes is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. (New York City time), on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Notes pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Notes to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Notes to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Notes is not timely paid to the Participants with respect to such Notes by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Purchasing Agent may

Exhibit B-15

enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Purchasing Agent or any Agent in the performance of its obligations hereunder or under the Selling Agreement, the Company will reimburse (without duplication) the Purchasing Agent or any Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures “E” and “F”, for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Suspension of Solicitation; Amendment or Supplement:

Subject to the representations, warranties and covenants of the Company contained in the Selling Agreement, the Company may instruct the Purchasing Agent to instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Purchasing Agent, the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement, the Time of Sale Prospectus or the Prospectus, it will promptly advise the Purchasing Agent and the Agents and furnish the Purchasing Agent and the Trustee with the proposed amendment or

Exhibit B-16

supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agreement, and, subject to the provisions of the Selling Agreement, make the appropriate filings thereof with the SEC.

Trustee Not to Risk Funds:

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Purchasing Agent, the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to any of the Company, the Purchasing Agent or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:

The Company shall have the sole right to approve the form and substance of any advertising the Purchasing Agent or an Agent may initiate in connection with the solicitation of offers to purchase the Notes. The expense of such advertising will be solely the responsibility of the Purchasing Agent or such Agent, unless otherwise agreed to by the Company.

Notices:

All notices or other communications hereunder to the Company shall be in writing, and sent via email or facsimile (and, if requested by the Company, with a follow-up letter sent via overnight mail) to the persons at the address set forth below, or at such other address as may be designated in writing hereafter in the same manner by such persons:

Ford Motor Credit Company LLC

One American Road

Dearborn, Michigan 48126

Attention: Secretary

Telephone: 313-323-2130

Facsimile: 313-337-9591

Email: psherry@ford.com

Exhibit B-17

Schedule A to Administrative Procedures

Master Selected Dealer Agreement

[Date]

Dear :

In connection with public offerings of securities after the date hereof for which we are acting as lead agent, as lead or co-manager of an underwriting syndicate or in connection with unregistered (pursuant to Rule 144A or otherwise exempt) offerings of securities for which we are acting as lead agent or lead or co-manager or otherwise involved in the distribution of securities by means of an offering of securities for sale to selected dealers, you may be offered the right as a selected dealer to purchase as principal a portion of such securities.

This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

1.                                       Applicability of this Agreement.  The terms and conditions of this letter agreement (this “Agreement”) shall be applicable to any offering of securities (“Securities”), whether a public offering effected pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an offering exempt from registration thereunder (other than an offering of Securities effected wholly outside the United States of America), in respect of which Incapital LLC (“Incapital”), clearing through RBC Dain Correspondent Services (the “Account”) (acting for its own Account or for the account of any underwriting or agent or similar group or syndicate), is responsible for managing or otherwise implementing the sale (whether by acting as lead agent or manager or by facilitating the re-offer of Securities or otherwise) of the Securities to selected dealers (“Selected Dealers”) and has expressly informed you that these terms and conditions shall be applicable.  Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering.”  In the case of any Offering where we are acting for the account of any underwriting or agent or similar group or syndicate (whether purchasing as principal for resale or soliciting as agent purchases of Securities directly from the issuer) (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.  The use of the defined term Underwriter herein shall be understood to include acting as agent.

2.                                       Conditions of Offering; Acceptance and Purchases.  Any Offering:  (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other closing conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription.  We will advise you by electronic mail, facsimile or other form of Written Communication (as defined below) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate.  “Written

Exhibit B-A1

Communication” may include, in the case of any Offering described in Section 3(a) hereof, Additional Information (as defined below) and, in the case of any Offering described in Section or 3(b) hereof, an offering circular).  You agree that if we make electronic delivery of a prospectus or an offering circular or any supplement thereto, we have satisfied our obligation, if any, pursuant to Section 3 hereof to deliver to you a prospectus or an offering circular or any supplement thereto.  To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision.  Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Incapital LLC, 200 South Wacker Drive, Suite 3700, Chicago, Illinois 60606 (Fax: (312) 379-3701).  We reserve the right to reject any acceptance in whole or in part.  Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day’s prior notice to you, by electronic transfer in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in Federal funds to the order of RBC Dain Correspondent Services clearing for the account of Incapital LLC, against delivery of the Securities.  If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities.  Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

3.                                       Offering Materials and Arrangements.

(a)                                  Registered Offerings.  In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), the following terms shall have the following meanings.  The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering.  The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the Securities Act.  The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by us and the issuer in connection with the Offering of the Securities that has been or will be filed with the Commission (as defined) in accordance with Rule 433(d) of the Securities Act or (ii) a free writing prospectus containing solely a description of terms of the Securities that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (c) is furnished to you for use by Incapital LLC.  “Additional Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, delivered to you relating to the Offering of Securities.  In connection with any Registered Offering, we will provide to you electronically copies of the Additional Information and of the Prospectus (other than, in each case, information incorporated by reference therein) for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission) thereunder and will

Exhibit B-A2

make available to you such number of copies of the Prospectus as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities.

You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as such term is defined in Rule 405 under the Securities Act) concerning the Offering, any issuer of the Securities (including, without limitation, any free writing prospectus and any information furnished by us and any issuer of Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus), other than (a) any Preliminary Prospectus or Prospectus or (b) any Permitted Free Writing Prospectus.

You represent and warrant that you are familiar with the rules relating to the distribution of a Preliminary Prospectus and agree that you will comply therewith.  You represent and warrant that you are familiar with Rule 173 under the Securities Act relating to electronic delivery.  You agree to make a record of your distribution of each Preliminary Prospectus and, when furnished with copies of any revised Preliminary Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus.

You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the Preliminary Prospectus or final Prospectus delivered to you by us.  You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.  You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients.  You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities.  You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

(b)                                 Offerings Pursuant to Offering Circular.  In the case of any Offering of Securities other than a Registered Offering, which is made pursuant to an offering circular or other disclosure document comparable to a prospectus in a Registered Offering, we will provide to you electronically copies of each preliminary offering circular, if any, any offering circular supplement and of the final offering circular relating thereto and will make available to you such number of copies of the final offering circular as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities.  You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering materials by brokers or dealers.

You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the preliminary or final offering circular delivered to you by us.  You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any

Exhibit B-A3

information or to make any representation not contained in the offering circular in connection with the sale of such Securities.  You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients.  You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities.  You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

(c)                                  Offer and Sale to the Public.  With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public.  After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers.  The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price”, the “Concession” and the “Reallowance.”  With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price.  If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the “Concession.”  If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who are either (i) members in good standing of the Financial Industry Regulatory Authority (“FINRA”) who agree to abide by the applicable rules of FINRA (and its predecessor, the National Association of Securities Dealers, Inc. (“NASD”), as applicable) (see Section 4(a) below) or (ii) foreign banks, dealers or institutions not eligible for membership in FINRA who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 4(a) hereof.

(d)                                 Over-allotment; Stabilization; Unsold Allotments.  We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities.  You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for  our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession.  If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall

Exhibit B-A4

have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2 plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.

4.                                       Representations, Warranties and Agreements.

(a)                                  FINRA.  You represent and warrant that you are actually engaged in the investment banking or securities business and either a member in good standing of the FINRA or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the FINRA’s interpretation with respect to free riding and withholding.  You agree to notify us immediately if any of the following happens:  you cease to be authorized or licensed by any authority in any relevant jurisdiction to offer Securities; you change your legal status (for example, from a corporation to a partnership or limited liability company); or you become aware that you may be in violation of any regulations applicable to the distribution of the Securities.  You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and  (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (a), as though you were a FINRA member, with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (b) with NASD Rule 2420 (and any successor FINRA Rule)  as that section applies to a non-FINRA member broker or dealer in a foreign country.

You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

You further represent and warrant to us at all times that you have obtained all required licenses and authorizations to legally carry out the activities contemplated by this Agreement in each jurisdiction where you are carrying out such activities.

(b)                                 Relationship Among Underwriters and Selected Dealers.  We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession.  Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for:  (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller

Exhibit B-A5

of any Securities in offering Securities to the public or otherwise.  Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering.  Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another.  If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election.  You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service.  In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(c)                                  Role of Incapital; Legal Responsibility.  Incapital is acting as representative of each of the Underwriters in all matters connected with the Offering of the Securities and with the Underwriters’ purchases (or solicitation for purchase) of the Securities.  The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint. Incapital, as such, shall have full authority to take such action as it deems advisable in all matters pertaining to the Offering of the Securities or arising under this Agreement.  Incapital will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by it hereunder, and no obligations on the part of Incapital will be implied hereby or inferred herefrom.

(d)                                 Blue Sky Laws.  Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction. You agree to:  (a) only engage in a distribution in accordance with the terms of any restrictions in the final Prospectus or offering circular, as applicable; (b) not conduct any distribution which would constitute, in any jurisdiction, a public offer as defined by the law of the relevant jurisdiction, unless you have requested of us and we have confirmed to you that the Securities are approved for public offer in such jurisdiction; and (c) observe the dates of any subscription period.

(e)                                  U.S. Patriot Act/Office of Foreign Asset Control (OFAC).  You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder.  You agree to only market, offer or sell Securities in jurisdictions agreed by us and excluding those jurisdictions on the Country Sanctions Programs of the OFAC.

Exhibit B-A6

(f)                                    Cease and Desist Proceedings.  You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.

(g)                                 Compliance with Law.  You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the Issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable rules and regulations of any regulatory organization having jurisdiction over your activities.  You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they have not relied upon advice from us, any Issuer of the Securities, the Underwriters or other sellers of the Securities or any of our or their respective affiliates regarding the suitability of the Securities for any investor.

(h)                                 Electronic Media.  You agree that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the federal securities laws and all guidance published by FINRA or its predecessor concerning delivery of documents by broker-dealers through electronic media.  You agree that you with comply therewith in connection with a Registered Offering.

(i)                                     Structured Products.  You agree that you are familiar with NASD Notice to Members 5-59 concerning the obligations of member firms when selling structured products and, to the extent that it is applicable to you, you agree to comply with the requirements therein.

(j)                                     New Products.  You agree to comply with NASD Notice to Members 5-26 recommending best practices for reviewing new products.

5.                                       Indemnification.  You hereby agree to indemnify and hold us harmless and to indemnify and hold harmless the Issuers, any Underwriter and any of our affiliates from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by your failure or the failure of any other subsidiary, affiliate or agent of yours or the failure of any Selling Agent of yours to offer or sell the Securities in compliance with any applicable law or regulation, to comply with the provisions hereof including, but not limited to, any actual or alleged breach or violation of any representations and warranties contained herein or to obtain any consent, approval or permission required in connection with the distribution of the Securities.

6.                                       Termination, Supplements and Amendments.  This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto.  This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment.  Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented.  The terms and conditions set forth in Section 3(c) hereof with regard to any

Exhibit B-A7

Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

7.                                       Successors and Assigns.  This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

8.                                       Governing Law.  This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Illinois.

9.                                       Headings and References.  The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10.                                 Supersedes Prior Agreement.  This Agreement, as amended and supplemented from time to time, supersedes and replaces in its entirety any other selected dealers agreement and any other agreement between us governing similar transactions in which you are acting as a selected dealer, for all Offerings conducted from and after the date hereof.

Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 6 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 4 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

By:
Brian Walker
Head of Capital Markets

Exhibit B-A8

CONFIRMED: , 20

By:

Name:
(Print name)
Title:

Exhibit B-A9

EXHIBIT C

TERMS AGREEMENT

, 20

The undersigned agrees to purchase the following aggregate principal amount of                      Notes Due Nine Months or More from the Date of Issue:

$

The terms of such Notes shall be as follows:

Trade Date:

CUSIP Number:

Interest Rate Provisions:

If Fixed Rate:

(a) interest rate:

[(b) interest payment date:	]
[(c) regular record date:	]

If Floating Rate:

(a) interest rate index:

(b) initial interest rate:

(c) spread or spread multiplier, if any:

(d) interest reset dates:

(e) interest reset period:

(f) interest payment dates:

(g) interest payment period:

(h) index maturity:

(i) maximum or minimum interest rate, if any:

(j) calculation date:

(k) interest determination date:

(l) record date:

Original Issue Date:

Stated Maturity Date:

Price to Public:                 %

Commission:       %

Net Proceeds to Issuer: $

Applicable Time:

Settlement Date, Time and Place:

Interest Payment Frequency:

Regular Record Dates:

Optional Redemption/Repayment provisions, if any:

Survivor’s Option:

[Any other terms and conditions agreed to by the Purchasing Agent and the Company]

Exhibit C-1

INCAPITAL LLC

By:
Name:
Title:

ACCEPTED:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

Exhibit C-2

EXHIBIT D

FORM OF PRICING SUPPLEMENT

Pricing Supplement Dated:	Rule 424(b)(3)
(To Prospectus Supplement Dated May 13, 2011 and Prospectus Dated May 11, 2009)	File No.
Pricing Supplement No.

U.S. $

NOTES DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

Trade Date:

Issue Date:

Purchasing Agent:

Agents:

CUSIP	AGGREGATE PRINCIPAL AMOUNT	PRICE TO PUBLIC	CONCESSION	NET PROCEEDS TO ISSUER	INTEREST RATE or INTEREST RATE INDEX

SPREAD (if floating rate)	INDEX MATURITY (if floating rate)	INITIAL INTEREST RATE (if floating rate)	INTEREST RESET DATES (if floating rate)	MAXIMUM INTEREST RATE (if floating rate)	MINIMUM INTEREST RATE (if floating rate)	DAY COUNT BASIS (if floating rate)

INTEREST PAYMENT FREQUENCY	STATED MATURITY DATE	FIRST INTEREST PAYMENT DATE	SURVIVOR’S OPTION	REDEMPTION OR OTHER REPAYMENT YES/NO	REDEMPTION/ OTHER REPAYMENT TERMS

Other Terms:

Exhibit D-1